As filed with the Securities and Exchange Commission on September 3, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM F-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Stratasys Ltd.
(Exact name of registrant as specified in its charter)

Israel	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

c/o Stratasys, Inc.	2 Holtzman Street, Science Park
7665 Commerce Way	P.O. Box 2496
Eden Prairie, Minnesota 55344	Rehovot, Israel 76124
(952) 937-3000	+972-74-745-4400
(Address and telephone number of registrant's principal executive offices)
___________

S. Scott Crump
c/o Stratasys, Inc.
7665 Commerce Way
Eden Prairie, MN 55344
(Name, address, and telephone number of agent for service)
____________

Copies to:

J. David Chertok, Adv.	Timothy Moore, Esq.	Eric Honick, Esq.
David S. Glatt, Adv.	Brett White, Esq.	McLaughlin & Stern, LLP
Jonathan M. Nathan, Adv.	Cooley LLP	260 Madison Avenue
Meitar Liquornik Geva Leshem Tal	3175 Hanover Street	New York, NY 10016
16 Abba Hillel Silver Rd.	Palo Alto, CA 94304-1130	Tel: (212) 448-1100
Ramat Gan 52506, Israel	Tel: (650) 843-5000
Tel: +972-3-610-3100

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

			Proposed
Title of each class of		Proposed maximum	maximum	Amount of
securities to be	Amount to be	aggregate price per	aggregate	registration
registered	registered	unit	offering price	fee
Ordinary Shares,	(1)	(1)	(1)	(2)
nominal value 0.01
New Israeli Shekels
per share (“Ordinary
Shares”)
Warrants to Purchase	(1)	(1)	(1)	(2)
Ordinary Shares
Debt Securities	(1)	(1)	(1)	(2)

(1) An indeterminate aggregate offering price and number or amount of securities of each identified class is being registered as may from time to time be offered and sold at indeterminate prices in one or more offerings. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2) In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the entirety of the registration fee in respect of the offering(s) under this registration statement.

PROSPECTUS

STRATASYS LTD.

ORDINARY SHARES
WARRANTS TO PURCHASE ORDINARY SHARES
DEBT SECURITIES
________________________________________

     We may from time to time offer to sell our ordinary shares, nominal value 0.01 New Israeli Shekels per share, warrants to purchase our ordinary shares, and debt securities, either separately or in combination. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. In addition, this prospectus may be used to offer ordinary shares for the account of persons other than us.

     This prospectus describes some of the general terms that apply to our securities. Each time we sell securities, the specific terms of the offering will be set forth in an amendment to the registration statement of which this prospectus is a part, or in a supplement to this prospectus, or may be set forth in one or more documents incorporated by reference into this prospectus.

     Selling shareholders who may be named in a supplement to this prospectus may also from time to time offer and sell our ordinary shares, in one or more offerings. Selling shareholders may sell shares from time to time on or off the NASDAQ Global Select Market in regular brokerage transactions, in transactions directly with market makers or in privately negotiated transactions. We will not receive any of the proceeds from the sale of those shares.

     Our ordinary shares are traded on the NASDAQ Global Select Market under the symbol “SSYS”. You should read both this prospectus, any supplement to this prospectus and the additional information described under the heading “Incorporation of Certain Documents by Reference,” before you decide to invest in our securities.

     Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus, in the documents incorporated by reference herein or in any applicable supplement to this prospectus to read about factors you should consider before purchasing our securities.

____________________

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on completeness or the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

____________________

The date of this prospectus is September 3, 2013

i

ABOUT THIS PROSPECTUS

     This prospectus is part of an “automatic shelf” registration statement that we filed with the U.S. Securities and Exchange Commission, or the Commission, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this process, we may offer and sell from time to time, in one or more offerings, the securities described in this prospectus, and certain shareholders may offer and sell from time to time, in one or more offerings, the ordinary shares described in this prospectus. We sometimes refer to our ordinary shares as the “shares” throughout this prospectus.

     When we or a selling shareholder sell securities, to the extent legally required, we will provide you with a prospectus supplement that describes the specific amounts, prices and terms of such offering. Such a prospectus supplement may also add, update or change information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information and Incorporation of Certain Information by Reference.”

     This prospectus does not contain all of the information provided in the registration statement of which it is a part that we filed with the Commission. For further information about us or our ordinary shares, you should refer to that registration statement, which you can obtain from the Commission as described below under “Where You Can Find More Information and Incorporation of Certain Information by Reference.”

     We are responsible for the information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement and any free writing prospectus that we prepare or authorize. We have not authorized anyone to provide you with different information, and we take no responsibility for any other information that others may give you. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and any prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

     We or any selling shareholders may sell our ordinary shares to underwriters (or, in the case of an offering by us, other securities referred to in this prospectus and any applicable prospectus supplement) who will sell the shares or other securities to the public at a fixed offering price or at varying prices determined at the time of sale. In that case, a prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of the offering, and the compensation of those underwriters, dealers or agents. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act.

     Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to:

     “Stratasys,” the “Company,” the “Registrant,” “us,” “we” and “our” are to Stratasys Ltd., an Israeli company, and its consolidated subsidiaries.

     “Our shares,” “ordinary shares” and similar expressions refer to our Ordinary Shares, nominal value 0.01 New Israeli Shekels, or NIS, per share.

     “Dollars”, “US dollars” or “$” are to United States Dollars.

PROSPECTUS SUMMARY

About Stratasys Ltd.

     We are a leading global provider of additive manufacturing, or AM, solutions for the creation of parts used in the processes of designing and manufacturing products and for the direct manufacture of end parts. Our solutions are sold under eight brands, including affordable desktop 3D printers for idea and design development (for professional purposes, as well as for personal applications), various systems for rapid prototyping, or RP, and large production systems for direct digital manufacturing, or DDM. We also develop, manufacture and sell materials for use with our systems and provide parts and various maintenance services to our customers. We believe that the range of more than 130 3D printing consumable materials that we offer is the widest in the industry. We have more than 1,500 employees and hold more than 500 granted or pending additive manufacturing patents globally.

     Our legal and commercial name is Stratasys Ltd., and we are the product of the 2012 merger of two leading additive manufacturing companies, Stratasys, Inc. and Objet Ltd. Stratasys, Inc. was incorporated in Delaware in 1989, and Objet Ltd. was incorporated in Israel in 1998, under the name Objet Geometries Ltd. and subsequently changed its name in 2011 to Objet Ltd. On December 1, 2012, the two companies completed a merger, which we refer to as the Stratasys-Objet merger, pursuant to which Stratasys, Inc. became an indirect, wholly-owned subsidiary of Objet Ltd., and Objet Ltd. changed its name to Stratasys Ltd. Also, as part of that transaction, the ordinary shares of Stratasys Ltd. were listed on the NASDAQ Global Select Market under the trading symbol “SSYS”, in place of the listing of the common stock of Stratasys, Inc., which had also traded under that symbol.

     As described below, we have also more recently completed a transaction with MakerBot, a leader in desktop 3D printing, as a result of which MakerBot operates as a subsidiary of our company. This transaction has expanded our product offering to include affordable desktop 3D printers that enable an enhanced user experience, an area of 3D printing that has undergone rapid adoption. While MakerBot is undergoing integration with our company following the transaction, it nevertheless maintains its own identity, products and go-to-market strategy.

     We have dual headquarters. One of our two principal places of business is located at 7665 Commerce Way, Eden Prairie, Minnesota, and our telephone number there is (952) 937-3000. Our registered office and our other principal place of business is located at 2 Holtzman Street, Science Park, P.O. Box 2496, Rehovot 76124, Israel, and our telephone number at that office is (+972)-74-745-4400. Our agent in the United States is S. Scott Crump, our Chairman of the Board, whose address is c/o Stratasys Inc. at the address of our Eden Prairie, Minnesota headquarters. Our World Wide Web address is www.stratasys.com. The information contained on that web site (or on our other web sites, including www.objet.com) is not a part of this prospectus. As an Israeli company, we operate under the provisions of Israel’s Companies Law 5759-1999, or the Companies Law.

Recent Developments

MakerBot Transaction

Description of Transaction

     Since the filing of our most recent Annual Report on Form 20-F, we have entered into and completed a merger transaction, which we refer to as the MakerBot transaction, whereby we acquired Cooperation Technology Corporation, or MakerBot, which was the direct parent company of MakerBot Industries, LLC, a leader in desktop 3D printing, and which owns and operates Thingiverse.com, a website dedicated to the sharing of user-created digital design files. The MakerBot transaction was consummated on August 15, 2013 pursuant to an Agreement and Plan of Merger, dated as of June 19, 2013, or the MakerBot merger agreement, by and among Stratasys, Baccio Merger Corporation, Baccio Corporation, Cooperation Technology Corporation and Shareholder Representative Services, LLC, as Seller Representative. Pursuant to the MakerBot merger agreement, a wholly-owned, indirect subsidiary of our company merged with and into MakerBot in a stock-for-stock transaction, with MakerBot surviving as a wholly-owned, indirect subsidiary of our company.

     Pursuant to the MakerBot merger agreement, we issued, at the closing of the MakerBot transaction, 3,921,660 ordinary shares to MakerBot’s stockholders in exchange for 100% of the outstanding capital stock of MakerBot. We may also issue up to an additional 3,010,347 ordinary shares in respect of periods through the end of 2014 to MakerBot’s stockholders and certain MakerBot employees as of the effective time of the MakerBot transaction for performance-based earn-outs, awards under a Performance Bonus Plan and the release of holdback shares that secure MakerBot’s indemnification obligations to us under the MakerBot merger agreement. Earn-out payments and Performance Bonus Plan awards, if earned, may also be paid in cash (in an amount reflecting the value of our ordinary shares that would otherwise be issuable at the relevant earn out determination date), or in a combination of our ordinary shares and cash, at our discretion.

Impact of Transaction on Our Business

     MakerBot, founded in 2009, helped to develop the affordable desktop 3D printing market and has built the largest installed base of 3D printers in the category by making 3D printers highly accessible. MakerBot has sold more than 22,000 3D printers since 2009.

     We believe that our combination with MakerBot will drive faster adoption of 3D printing for multiple applications and industries, as desktop 3D printers (upon which MakerBot focuses exclusively) are becoming a mainstream tool across many market segments. The MakerBot 3D Ecosystem drives the accessibility and rapid adoption of its desktop 3D printers. It includes Thingiverse.com, a collection of downloadable digital designs for making physical objects, and which is empowered by a growing community of makers and creators. The MakerBot 3D Ecosystem also includes MakerWare software, MakerCare service, MakerBot Filament, the MakerBot Retail Store and the MakerBot 3D Photo Booth.

     We intend that MakerBot will operate as a separate subsidiary, preserving its existing brand and management, thereby preserving the relationships it has built with its users and partners. MakerBot, together with Stratasys, intends to continue to innovate, expand its product offering, provide attentive service to its users and make more 3D printing content available through Thingiverse.com.

     We expect that Stratasys and MakerBot will jointly develop and implement strategies for building on their complementary strengths, intellectual property and technical know-how, and their respective assets and capabilities. We furthermore believe that we can leverage our extensive know-how in Fused Deposition Modeling, or FDM, to benefit MakerBot’s product line.

Update to Property, Plants and Equipment due to Transaction

     Our MakerBot subsidiary leases corporate headquarters, a production and storage facility that includes an administrative office, and an executive apartment suite in Brooklyn, New York, and a commercial retail space in the SoHo neighborhood of downtown Manhattan, New York. All such leased properties are subject to short-term to mid-term lease agreements and, except as indicated in the table below, are fully utilized by MakerBot.

     These real properties leased by MakerBot, the space that it occupies in each such property and the monthly rent associated with each such property are provided below:

Property Location and Use(s)	Monthly Lease	Approximate
	Payment	square feet
One Metrotech Center, 21st and 22nd Floors, Brooklyn, New York
(Corporate headquarters; offices for administrative, engineering, product, marketing, sales, support, legal, human resources,
finance, facilities, IT, and executive (c-level).)	*Rent Period One: $70,312.00 *Rent Period Two: $83,137.50 *Rent Period Three: $76,822.92 *Rent Period Four: $95,454.17 *The lease breaks up the rental term into four periods.	21st Floor: 31,250 square feet 22nd Floor: 5,700 square feet
148 39th Street, Brooklyn, NY 11232, 1st and 2nd Floors (Manufacturing, production, service and repair, and warehouse and storage)	$49,500	1st Floor: 44,000 square feet 2nd Floor: 11,000 square feet
298 Mulberry Street, New York, NY 10012 (Retail store; user training classes)	$8,200	1,100 square feet
314-316 Dean Street, Brooklyn, NY 11217 (Not in use – being assigned to MakerBot Foundation)	$9,160	3,145 square feet
537 Sackett Street, Brooklyn, NY 11217 (Not in use - MakerBot is seeking sub-lessee)	$6,800	Main space: 6,400 square feet
		Warehouse space: 400 square feet
111 Lawrence Street, Brooklyn, NY 11201, Apartment 24K (Corporate housing for executive employees)	$3,035	618 square feet

     The MakerBot transaction and MakerBot’s business are described in our Reports of Foreign Private Issuer on Form 6-K furnished to the Commission on June 20, 2013, June 24, 2013 (the second of three Forms 6-K that we furnished on June 24, 2013) and August 15, 2013, which are incorporated by reference herein (to the extent described below under “Where You Can Find More Information and Incorporation of Certain Information by Reference”).

Other Material Changes

     We have also undergone other changes since the filing of our most recent Annual Report on Form 20-F, which are described in our Reports of Foreign Private Issuer on Form 6-K that are incorporated by reference herein (as described under “Where You Can Find More Information and Incorporation of Certain Information by Reference” below).

RISK FACTORS

     An investment in our securities involves a high degree of risk. You should carefully consider the risks described in the sections entitled “Risk Factors” in any prospectus supplement and those set forth in documents incorporated by reference into this prospectus and any applicable prospectus supplement, including our Annual Report on Form 20-F for the year ended December 31, 2012, filed with the Commission on March 7, 2013, and subsequent filings, as well as other information in this prospectus and any prospectus supplement, before purchasing any of our securities. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a loss of your investment. Additional risks and uncertainties known or not known to us or that we deem immaterial may also impair our business, financial condition, results of operations and prospects.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

       This prospectus contains, and any accompanying prospectus supplement will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Also, documents that we incorporate by reference into this prospectus, including documents that we subsequently file with the Commission, will contain forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “may,” “will,” “could,” “should,” “expect,” “anticipate,” “intend,” “estimate,” “believe,” “project,” “plan,” “assume” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained or incorporated by reference into this prospectus and any prospectus supplement regarding our future strategy, future operations, projected financial position, proposed products, estimated future revenues, projected costs, future prospects, the future of our industry and results that might be obtained by pursuing management’s current plans and objectives are forward-looking statements.

       You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

       We have identified some of the important factors that could cause future events to differ from our current expectations and they may be described in supplements to this prospectus (if any) under the caption “Risk Factors,” as well as in our most recent Annual Report on Form 20-F, including without limitation under the captions “Risk Factors” and “Operating and Financial Review and Prospects,” and in other documents that we may file with the Commission, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus and any prospectus supplement.

OFFER STATISTICS AND EXPECTED TIMETABLE

       We will include in an applicable prospectus supplement or in other offering materials the statistics related to any primary offering by us of our securities, or secondary offering by selling shareholders of ordinary shares, under the registration statement of which this prospectus forms a part, and the expected timetable for any such offering. Any prospectus supplement or any other offering materials may also add, update or change information contained in this prospectus. You should carefully read this prospectus, any prospectus supplement and any other offering materials before you invest in any securities in any such offering.

REASONS FOR THE OFFER AND USE OF PROCEEDS

       Unless otherwise stated in a prospectus supplement accompanying this prospectus, we are conducting the primary offering hereunder for general capital raising purposes, and will use the net proceeds from the sale of any securities that we may offer hereunder for general corporate purposes. Such general corporate purposes may include, but are not limited to, financing possible acquisitions, working capital, capital expenditures and redeeming outstanding securities. The prospectus supplement relating to an offering will contain a more detailed description of the reasons for the offering and use of proceeds of any specific offering of securities (if more specific than what is described in this paragraph).

       Ordinary shares may be offered by selling shareholders under a supplement to this prospectus. We will not receive any of the proceeds from the sale or other disposition of our ordinary shares by the selling shareholders in any offering by them.

RATIO OF EARNINGS TO FIXED CHARGES

       The following table contains our consolidated ratio of earnings to fixed charges for the periods indicated. The table is qualified by the more detailed information appearing in the computation table found in Exhibit 12 to the registration statement of which this prospectus forms a part. You should read these ratios in connection with our consolidated financial statements, including the notes to those financial statements, incorporated by reference into this prospectus.

(in thousands, except for ratios) (Unaudited)
	For the Six Months Ended June 30,		For the Year Ended December 31,
	2013	2012	2012	2011	2010	2009	2008
Ratio of Earnings to Fixed Charges#	*	95.41	53.04	112.18	63.04	32.49	105.01

# Fixed charges are constituted by the portion of our rent obligations that are representative of the interest factor–consisting of one-third of our rental expense for operating leases.

* Earnings for the six months ended June 30, 2013 were inadequate to cover fixed charges by $18.2 million.

DESCRIPTION OF ORDINARY SHARES

       Our authorized share capital consists of (and consisted of, as of June 30, 2013) 180 million ordinary shares, nominal value NIS 0.01 per share. As of June 30, 2013, 39,023,488 ordinary shares were issued and outstanding, and as of August 15, 2013 (immediately following the consummation of the MakerBot transaction), 43,199,460 ordinary shares were issued and outstanding.

       We may from time to time, by approval of a majority of our shareholders, increase our authorized share capital. Our fully paid ordinary shares are issued in registered form and are freely transferable under our amended and restated articles of association, as further amended (to which we refer herein as our amended articles). Under the Companies Law, we are required to maintain a major shareholder register listing for shareholders holding 5% or more of our outstanding ordinary shares.

       Our amended articles and the laws of the State of Israel do not restrict the ownership or voting of ordinary shares by non-residents of Israel, except with respect to individuals and entities that are residents of countries in a state of war with Israel, and except with respect to entities which are controlled by residents of countries in a state of war with Israel.

Listing, Register Number and Purpose

       Our ordinary shares are listed and traded on the NASDAQ Global Select Market under the trading symbol “SSYS.”

       Our registration number at the Israeli Registrar of Companies is 51-260769-8. Our purpose under our memorandum of association includes every lawful purpose.

Dividend and Liquidation Rights

       Holders of our ordinary shares are entitled to their proportionate share of any cash dividend, share dividend or dividend in kind declared with respect to our ordinary shares. We may declare dividends out of profits legally available for distribution. Under the Companies Law, a company may distribute a dividend only if the distribution does not create a reasonably foreseeable risk that the company will be unable to meet its existing and anticipated obligations as they become due. A company may only distribute a dividend out of the company’s profits, as defined under the Companies Law.

       Under the Companies Law, the declaration of a dividend does not require the approval of the shareholders of a company unless the company’s articles of association provide otherwise. Our amended articles provide that our board of directors may declare and distribute dividends without the approval of the shareholders.

       In the event of liquidation, holders of our ordinary shares will have the right to share ratably in any assets remaining after payment of liabilities, in proportion to the paid-up nominal value of their respective holdings. These rights may be affected by the grant of preferential liquidation or dividend rights to the holders of a class of shares that may be authorized in the future.

Shareholder Meetings

       Holders of ordinary shares have one vote for each ordinary share held on all matters submitted to a vote of shareholders. This right may be changed if shares with special voting rights are authorized in the future.

       Under the Companies Law, an annual general meeting of our shareholders should be held once every calendar year, but no later than 15 months from the date of the previous annual general meeting.

       All meetings other than the annual general meeting of shareholders are referred to as extraordinary general meetings. Our board of directors may call extraordinary general meetings whenever it sees fit, at such time and place, within or outside of Israel, as it may determine. In addition, the Companies Law and our amended articles provide that our board of directors is required to convene an extraordinary general meeting upon the written request of (i) any two of our directors or one-quarter of our board of directors or (ii) one or more shareholders holding, in the aggregate, either (a) 5% of our outstanding issued shares and 1% of our outstanding voting power or (b) 5% of our outstanding voting power. The Chairman of the Board of Directors presides at each of our general meetings. The Chairman of the Board of Directors is not entitled to vote at a general meeting in his capacity as Chairman.

       Subject to the provisions of the Companies Law and the regulations promulgated thereunder, shareholders that are entitled to participate and vote at general meetings are the shareholders of record on a date decided by our board of directors, which may be between four and 40 days prior to the date of the meeting. Furthermore, the Companies Law and the amended articles require that resolutions regarding the following matters must be passed at a general meeting of our shareholders:

  amendments to the amended articles;
  appointment or termination of our auditors;
  appointment of directors and appointment and dismissal of external directors;
  approval of acts and transactions involving related parties, as defined by the Companies Law or pursuant to our amended articles;
  director compensation;
  increases or reductions of our authorized share capital;
  a merger; and
  the exercise of our board of directors’ powers by a general meeting, if the board of directors is unable to exercise its powers and the exercise of any of its powers is required for our proper management.

       The Companies Law and the amended articles require that a notice of any annual general meeting or extraordinary general meeting be provided to shareholders at least 21 days prior to the meeting, and if the agenda of the meeting includes the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, or an approval of a merger, notice must be provided at least 35 days prior to the meeting.

       Under the Companies Law and the amended articles, shareholders are not permitted to take action via written consent in lieu of a meeting.

Voting Rights

Quorum requirements

       Pursuant to our amended articles, holders of ordinary shares have one vote for each share held on all matters submitted to a vote before the shareholders at a general meeting. The quorum required for a general meeting consists of at least two shareholders present in person, by proxy or written ballot who hold or represent between them at least a majority of the total outstanding voting rights. A meeting adjourned for lack of a quorum is generally adjourned to the same day in the following week at the same time and place or to a later time/date if so specified in the summons or notice of the meeting. At the reconvened meeting, any two or more shareholders present in person or by proxy constitute a lawful quorum.

Vote requirements

       Our amended articles provide that all resolutions of our shareholders require the approval of a majority of the voting power present and voting at a general meeting, in person or by proxy, unless otherwise required by the Companies Law or by the amended articles. Under the Companies Law, each of (i) the approval of an extraordinary transaction with a controlling shareholder and (ii) the terms of employment or other engagement of the controlling shareholder of the company or such controlling shareholder’s relative (even if not extraordinary) require, in addition to approval by the audit committee and the board of directors, approval by a special majority of the shareholders that fulfills one of the following requirements:

  the majority includes a majority of non-controlling shareholders who lack a personal interest in approval of the transaction or terms of employment or engagement (as applicable); or
  the votes of non-controlling shareholders who have no personal interest in the transaction or terms of employment or engagement and who are present and voting, in person, by proxy or by voting deed at the meeting, and who vote against it may not represent more than two percent (2%) of the voting rights of the company.

       Under our amended articles, if the share capital is divided into classes, the alteration of the rights, privileges, preferences or obligations of any class of share capital will require approval by a majority of the voting power present and voting, in person or by proxy, at a class meeting of the class so affected (or such other percentage of the relevant class that may be set forth in the governing documents relevant to such class), in addition to the ordinary majority vote of all classes of shares voting together as a single class at a general meeting, as required under the Companies Law.

       Under the amended articles, the approval of 75% of the voting power of our company is required for the amendment, suspension or replacement of any of the following provisions of the amended articles for the period beginning on the effective time of the Stratasys-Objet merger (which occurred on December 1, 2012) and ending on the second anniversary of such effective time, or the initial term:

  any of the definitions in the amended articles (Article 1);
  the appointment of class A directors and class B directors to serve during the initial term (Article 74);
  during the initial term, removal of class A directors for cause only by a unanimous vote of the other class A directors and removal of class B directors for cause only by a unanimous vote of the other class B directors (Article 77.1.8 (proviso));
  during the initial term, the appointment by the class A directors to fill any vacancy of a class A director and the appointment by the class B directors to fill any vacancy of a class B director, subject to the requirements of the Companies Law with respect to external directors (Article 77.2.1);
  the appointment of S. Scott Crump as our Chairman of the Board and the procedure for filling a vacancy in the office of Chairman (Article 79);
  the limitation on the power of the shareholders to remove a director from office during the initial term (Article 80);
  the appointment of David Reis to serve as our Chief Executive Officer during the initial term and the requirement that our board of directors may only select another person to serve as the chief executive officer by a majority vote that must include the vote of at least two class A directors and two class B directors (Article 81);
  the establishment and composition of the executive committee of the board of directors during the initial term, the procedure for filling vacancies on the executive committee, and the duties and authority of the executive committee (Article 92);
  the right of the board of directors to delegate authority to the chief executive officer to appoint other officers and employees, to set their compensation, subject to the requirements of the Companies Law, and to remove such persons from their positions, subject to the restrictions on the removal of class A directors and class B directors (Article 99); and
  the requirement for a 75% super majority vote to take any of the foregoing actions (Article 138).

       Israeli law provides that a shareholder of a public company may vote in a meeting and in a class meeting by means of a voting deed in which the shareholder indicates how he or she votes on resolutions relating to the following matters:

  appointment or removal of directors;
  approval of transactions with office holders or interested or related parties;
  approval of a merger or any other matter in respect of which there is a provision in the articles of association providing that decisions of the general meeting may also be passed by voting deed;
  approval of an arrangement or reorganization of the company pursuant to Section 350 of the Companies Law; and
  other matters which may be prescribed by Israel’s Minister of Justice.

       The provision allowing the vote by voting deed does not apply if, to the best knowledge of the company at the time of calling the general shareholders meeting, a controlling shareholder will hold on the record date for such shareholders meeting, voting power sufficient to determine the outcome of the vote.

       The Companies Law provides that a shareholder, in exercising his or her rights and performing his or her obligations toward the company and its other shareholders, must act in good faith and in a customary manner, and avoid abusing his or her power. This is required when voting at general meetings on matters such as changes to the articles of association, increasing the company’s registered capital, mergers and approval of related party transactions.

Access to Corporate Records

       Under the Companies Law and our amended articles, shareholders are provided access to the following corporate records: minutes of our general meetings; our shareholders register and principal shareholders register, articles of association and financial statements; and any document that we are required by law to file publicly with the Israeli Companies Registrar or the Israel Securities Authority. In addition, shareholders may request to be provided with any document related to an action or transaction requiring shareholder approval under the related party transaction provisions of the Companies Law. We may deny this request if we believe it has not been submitted in good faith or if such denial is necessary to protect our interest or protect a trade secret or patent.

Modification of Class Rights

       The rights attached to any class of shares, such as voting, liquidation and dividend rights, may be amended by adoption of a resolution by the holders of a majority of the shares of that class present at a separate class meeting, or otherwise in accordance with the rights attached to such class of shares, as set forth in our amended articles.

Transfer Agent and Registrar

       Our transfer agent and registrar in the United States is Continental Stock Transfer & Trust Company.

Registration Rights

       For a description of the registration rights that we granted to certain of Objet’s preexisting significant shareholders as well as Objet’s executive officers and directors, which apply to the registration of our shares following the Stratasys-Objet merger, please see “Agreements Entered into in Connection with the Merger Agreement—Registration Rights and Lock-Up Agreement” in Amendment No. 3 to our Registration Statement on Form F-4, Commission File No. 333-182025, filed with the Commission on August 6, 2012.

       The registration rights that we granted to stockholders, option holders and warrant holder of MakerBot at the closing of the MakerBot transaction, pursuant to which we will be required to register for resale the ordinary shares received by them in the transaction, will be described in a separate supplement to this prospectus under which they may offer their shares for resale.

Anti-Takeover Provisions

     Under the Companies Law, we are allowed to create and issue shares having rights different from those attached to our ordinary shares, including shares providing certain preferred rights, distributions or other matters and shares having preemptive rights. No preferred shares are currently authorized under our amended articles. In the future, if we do authorize, create and issue a specific class of preferred shares, such class of shares, depending on the specific rights that may be attached to it, may have the ability to frustrate or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of their ordinary shares. The authorization and designation of a class of preferred shares will require an amendment to our amended articles, which requires the prior approval of the holders of a majority of the voting power present and voting, in person or by proxy, at the applicable general meeting of our shareholders. The convening of the meeting, the shareholders entitled to participate and the majority vote required to be obtained at such a meeting will be subject to the requirements set forth in the Companies Law as described above under “—Voting Rights.”

DESCRIPTION OF OTHER SECURITIES

     We will set forth in an applicable prospectus supplement a description of any warrants to purchase our ordinary shares or debt securities that we may offer under this prospectus. The general form of indenture pursuant to which such debt securities may be offered is set forth as Exhibit 4.4 to the registration statement of which this prospectus is a part.

SELLING SHAREHOLDERS

     If the registration statement of which this prospectus is a part is used by any selling shareholder for the resale of any ordinary shares registered thereunder, information about such selling shareholder, its beneficial ownership of our securities and its relationship with us will be set forth in a post-effective amendment to the registration statement, in a supplement to this prospectus, or in one or more documents incorporated by reference into this prospectus or the applicable prospectus supplement.

PLAN OF DISTRIBUTION

     We may offer and sell our securities, and any selling shareholders may offer and sell shares, in offerings hereunder to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will provide the specific plan of distribution for any securities to be offered by us or by selling shareholders in a supplement to this prospectus.

EXPENSES

     The following table sets forth our expenses (other than underwriting discounts and commissions) in connection with the offering described in the registration statement of which this prospectus is a part:

SEC registration fee	$	*
Printing, EDGAR and photocopying fees	$	**
Legal fees and expenses	$	**
Accounting fees and expenses	$	**
Miscellaneous expenses	$	**
Total	$	**

* In accordance with Rules 456(b) and 457(r) under the Securities Act, we are deferring payment of the registration fee for securities offered under this prospectus.

**Estimated expenses in respect of offerings hereunder are not presently known. Once known, such expenses will be disclosed in separate prospectus supplements required to be filed in connection with any such offerings, or as an exhibit to a filing with the Commission pursuant to the Exchange Act that is incorporated by reference into this prospectus.

LEGAL MATTERS

     The validity of the ordinary shares and warrants being offered hereby will be passed upon for us by Meitar Liquornik Geva Leshem Tal, Law Offices, Ramat-Gan, Israel. A trust for the benefit of partners in Meitar Liquornik Geva Leshem Tal holds options to purchase 12,259 of our ordinary shares. Unless otherwise indicated in the applicable prospectus supplement, the validity of the debt securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Cooley LLP, Palo Alto, California.

EXPERTS

     The consolidated financial statements of Stratasys Ltd. as of and for the year ended December 31, 2012, incorporated into this prospectus by reference from the Stratasys Ltd. Annual Report on Form 20-F for the year ended December 31, 2012, have been so incorporated in reliance on the report of Kesselman & Kesselman, Certified Public Accountants, a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements of Objet Ltd. (now known as Stratasys Ltd.) as of and for the three years in the period ended December 31, 2011, incorporated into this prospectus by reference from a Stratasys Ltd. Registration Statement on Form F-4 (Commission File No. 333-182025), have been so incorporated in reliance on the report of Kesselman & Kesselman, Certified Public Accountants, a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements and schedule of Stratasys Ltd. (formerly Stratasys, Inc.) as of December 31, 2011 and for each of the two years in the period ended December 31, 2011 incorporated by reference into this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

WHERE YOU CAN FIND MORE INFORMATION
AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     We are an Israeli company and are a “foreign private issuer” as defined in Rule 3b-4 under the Exchange Act. As a result, (1) our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act, and (2) transactions in our equity securities by our officers and directors are exempt from Section 16 of the Exchange Act.

     In addition, we are not required to file reports and financial statements with the Commission as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the Commission an Annual Report on Form 20-F containing financial statements audited by an independent registered public accounting firm. We also furnish Reports of Foreign Private Issuer on Form 6-K containing unaudited financial information for the first three quarters of each fiscal year and other material information that we are required to make public in Israel, that we file with, and that is made public by, any stock exchange on which our shares are traded, or that we distribute, or that is required to be distributed by us, to our shareholders.

     You can read and copy any materials we file with the Commission at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the Commission Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains a web site that contains information that we file electronically with the Commission, which you can access over the Internet at http://www.sec.gov. You may also access the information that we file electronically with the Commission through our website at http://www.stratasys.com. The information contained on, or linked from, our website does not form part of this prospectus.

     This prospectus is part of a registration statement on Form F-3 filed by us with the Commission under the Securities Act. As permitted by the rules and regulations of the Commission, this prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto filed with the Commission. For further information with respect to us and the ordinary shares, warrants and debt securities that may be offered hereby by us, or the ordinary shares that may be offered by selling shareholders, you should refer to the complete registration statement on Form F-3, including any prospectus supplement, which may be obtained from the locations described above. Statements contained in this prospectus or in any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference into the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

     We incorporate by reference into this prospectus the documents listed below, and any future Annual Reports on Form 20-F or Reports of Foreign Private Issuer on Form 6-K (to the extent that any such Form 6-K indicates that it is intended to by incorporated by reference herein) filed with or furnished to the Commission pursuant to the Exchange Act prior to the termination of the offering. The documents that we incorporate by reference are:

  our Annual Report on Form 20-F for the fiscal year ended December 31, 2012;
  our Reports of Foreign Private Issuer on Form 6-K (including, except where indicated below, all exhibits thereto) that we furnished to the Commission on:
    January 14, 2013;
    January 28, 2013;
    February 28, 2013;
    March 4, 2013 (excluding (i) quotes of members of our management and board of directors appearing in the press release annexed as Exhibit 99.1 thereto, and (ii) the conference call script and conference call materials serving as Exhibits 99.2 and 99.3 thereto);
    March 5, 2013;
    March 20, 2013;
    May 13, 2013 (both Reports of Foreign Private Issuer on Form 6-K furnished on that day, but excluding (i) quotes of members of our management appearing in the press release annexed as Exhibit 99.1 to the first Report and as Exhibit 99.3 to the second Report, (ii) the conference call script and conference call materials serving as Exhibits 99.2 and 99.3 to the first Report);
    May 15, 2013;
    May 24, 2013;
    June 20, 2013 (excluding (i) quotes of members of our management and board of directors, and non-GAAP financial measures that are not accompanied by comparable GAAP measures of equal prominence, that appear in the press release annexed as Exhibit 99.1 thereto, and (ii) the conference call script and conference call materials serving as Exhibits 99.2 and 99.3 thereto);
    June 24, 2013 (all three Reports of Foreign Private Issuer on Form 6-K furnished on that day);
    August 8, 2013 (excluding quotes of members of our management and board of directors appearing in the press release annexed as Exhibit 99.3 thereto), as amended on August 22, 2013 (excluding Exhibits 99.4 and 99.5 thereto);
    August 9, 2013;
    August 15, 2013 (excluding quotes of members of our management appearing in the press release annexed as Exhibit 99.1 thereto);
    August 16, 2013; and
    September 3, 2013;
  the financial statements of Objet Ltd. as of, and for the year ended, December 31, 2011, which appear in our Registration Statement on Form F-4 (Commission File No. 333-182025), filed with the Commission on June 8, 2012; and
  the description of our ordinary shares set forth under “Item 1. Description of Registrant’s Securities to be Registered” in our Registration Statement on Form 8-A, filed with the Commission on December 3, 2012.

     The information that we incorporate by reference is an important part of this prospectus, and later information that we file with the Commission will automatically be incorporated into, update and supersede the information contained in this prospectus. We shall provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference into this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at Stratasys Ltd., c/o Stratasys, Inc., 7665 Commerce Way, Eden Prairie, Minnesota 55344, Attention: Shane Glenn — VP Investor Relations, Telephone: (952) 294-3416.

ENFORCEABILITY OF CIVIL LIABILITIES

     Service of process upon us and upon our directors and officers and the experts named in this prospectus, most of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because a major portion of our assets and most of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

     There is doubt as to the enforceability of civil liabilities under the Securities Act and the Exchange Act in original actions instituted in Israel. However, subject to specified time limitations, an Israeli court may declare a foreign civil judgment enforceable if it finds that:

•	the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment,

•	the judgment is no longer appealable,

•	the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy, and

•	the judgment is executory in the state in which it was given.

     Even if the above conditions are satisfied, an Israeli court will not enforce a foreign judgment if it was rendered in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases) or if its enforcement is likely to prejudice the sovereignty or security of the State of Israel.

     An Israeli court also will not declare a foreign judgment enforceable if:

•	the judgment was obtained by fraud.

•	there was no due process,

•	the judgment was rendered by a court not competent to render it according to the laws of private international law in Israel,

•	the judgment is at variance with another judgment that was given in the same matter between the same parties and which is still valid, or

•	at the time the action was brought in the foreign court a suit in the same matter and between the same parties was pending before a court or tribunal in Israel.

     If a foreign judgment is enforced by an Israel court, it generally will be payable in Israeli currency. Judgment creditors must bear the risk of unfavorable exchange rates.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

     An Israeli company may indemnify an office holder (that is, a (i) general manager, (ii) chief business manager, (iii) deputy general manager, (iv) vice general manager, (v) any other person assuming the responsibilities of any of the forgoing positions without regard to such person’s title, (vii) director and (viii) any other manager directly subordinate to the general manager), in respect of certain liabilities either in advance of an event or following an event, provided that a provision authorizing such indemnification is inserted in its articles of association. Our articles of association contain such a provision. An undertaking provided in advance by an Israeli company to indemnify an office holder with respect to a financial liability imposed on him or her in favor of another person pursuant to a judgment, settlement or arbitrator's award approved by a court must be limited to events which in the opinion of the board of directors can be foreseen based on the company's activities when the undertaking to indemnify is given, and to an amount or a criteria determined by the board of directors as reasonable under the circumstances, and such undertaking must detail the above-mentioned events and amount or criteria.

     In addition, a company may indemnify an office holder against the following liabilities incurred for acts performed as an office holder:

• reasonable litigation expenses, including attorneys' fees, incurred by the office holder as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such office holder as a result of such investigation or proceeding; and (ii) no financial liability, such as a criminal penalty, was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; and

• reasonable litigation expenses, including attorneys' fees, incurred by the office holder or imposed by a court in proceedings instituted against him or her by the company, on its behalf or by a third party or in connection with criminal proceedings in which the office holder was acquitted or as a result of a conviction for a crime that does not require proof of criminal intent.

     An Israeli company may insure a director or officer against the following liabilities incurred for acts performed as a director or officer:

• a breach of duty of care to the company or to a third party, including a breach arising out of the negligent conduct of an office holder;

• a breach of duty of loyalty to the company, provided the director or officer acted in good faith and had a reasonable basis to believe that the act would not prejudice the interests of the company; and

      • financial liabilities imposed on the office holder for the benefit of a third party.

     An Israeli company may not indemnify or insure an office holder against any of the following:

• a breach of duty of loyalty, except to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

• a breach of duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

• an act or omission committed with intent to derive illegal personal benefit; or

• a fine levied against the office holder.

     Under the Companies Law, indemnification and insurance of office holders must be approved by our compensation committee and board of directors and, in respect of our directors and chief executive officer, by our shareholders as well. Our directors and officers are currently covered by a directors' and officers' liability insurance policy with respect to specified claims. To date, no claims for liability have been filed under this policy. The extent of the coverage under this policy was expanded as a result of the consummation of the Stratasys-Objet merger, pursuant to which we became a public, reporting company, in light of the greater exposure to which our directors and officers are subject as a public company listed in the United States. The extent of the coverage under this policy will be further increased, to an aggregate maximum coverage of $60 million and an additional $15 million for A-Side coverage (which covers directors and officers against non-indemnifiable claims to the extent permitted by law and our Articles of Association), as a result of the approval of such increase in coverage by our board of directors, its relevant committees and our shareholders (which shareholder approval was obtained at our 2013 annual general meeting of shareholders that occurred on June 21, 2013). In connection with the Stratasys-Objet merger, we also entered into indemnification agreements with each of our directors and officers and the directors and officers of our subsidiaries providing them with indemnification for liabilities or expenses incurred as a result of acts performed by them in their capacity as our, or our subsidiaries', directors and officers.

     Under the terms of the agreement providing for the Stratasys-Objet merger, or the Stratasys-Objet merger agreement, we also agreed to honor all rights to indemnification and exculpation existing in favor of a director or officer of Stratasys, Inc. or its subsidiaries under Stratasys, Inc.’s certificate of incorporation and bylaws (or under a subsidiary's comparable organizational documents), and under and any indemnification or other similar agreements, that were in effect on the date of the Stratasys-Objet merger agreement. From the effective time of the Stratasys-Objet merger until the sixth anniversary of the effective time, we will also cover the directors and officers of Stratasys, Inc. and its subsidiaries with respect to acts or omissions occurring prior to the effective time of the Stratasys-Objet merger under the pre-existing directors' and officers' liability insurance policy maintained by our company as of the date of the merger agreement or under a comparable policy with limits, terms and conditions at least as favorable as the limits, terms and conditions in the former policy of Stratasys, Inc.

     Each of the foregoing indemnification obligations is limited both in terms of amount and coverage. In the opinion of the Commission, however, indemnification of directors and office holders for liabilities arising under the Securities Act is against public policy and therefore unenforceable.

Item 9. Exhibits

Exhibit Number		Exhibit
4	.1(a)	Amended and Restated Articles of Association of the Registrant (1)
4	.1(b)	Amended and Restated Articles 6, 74 and 77.2.1 of the Articles of Association of the Registrant (2)
4.2		Memorandum of Association of the Registrant (3)
4.3		Specimen ordinary share certificate of the Registrant (4)
4.4		Form of Debt Indenture*
4.5		Form of Debt Securities**
4.6		Form of Ordinary Shares Warrant**
5.1		Opinion of Meitar Liquornik Geva Leshem Tal as to the legality of Stratasys Ltd.’s ordinary shares and warrants being registered*
5.2		Opinion of Cooley LLP as to the enforceability of the debt securities being registered*
12		Statement of Computation of Ratio of Earnings to Fixed Charges*
23.1		Consent of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm*
23.2		Consent of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm*
23.3		Consent of Grant Thornton LLP*
23.4		Consent of Meitar Liquornik Geva Leshem Tal (included in Exhibit 5.1)*
23.5		Consent of Cooley LLP (included in Exhibit 5.2)*
24		Power of Attorney (included on the signature page of this Registration Statement)*
25		Statement of Eligibility of Trustee under the Debt Indenture***

(1)		Incorporated by reference to Annex G to the proxy statement/prospectus included in the Registrant’s Registration Statement on Form F-4 (Commission File No. 333-182025), filed with the Commission on June 8, 2012.
(2)		Incorporated by reference to Appendixes A and B to the proxy statement for the Registrant’s 2013 annual general meeting of shareholders, included as Exhibit 99.1 to the Registrant’s Report of Foreign Private Issuer on Form 6-K (Commission File No. 001-35751), furnished to the Commission on May 24, 2013.
(3)		Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form F-4 (Commission File No. 333-182025), filed with the Commission on June 8, 2012.
(4)		Incorporated by reference to Exhibit 4.1 to Amendment No. 3 to the Registrant’s Registration Statement on Form F-4 (Commission File No. 333-182025), filed with the Commission on August 6, 2012.
*		Filed herewith
**		To be filed by amendment or as an exhibit to a filing with the Commission pursuant to the Exchange Act and incorporated herein by reference, if applicable.
***		To be filed separately under electronic form type 305B2, if applicable.

Item 10. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference into the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8. A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15 (d) of the Exchange Act that are incorporated by reference into the registration statement

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) (a) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(j) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the city of Rehovot, Israel, on September 3, 2013.

STRATASYS LTD.

By: /s/ David Reis
Name: David Reis
Title: Chief Executive Officer

POWER OF ATTORNEY

       KNOW ALL PERSONS BY THESE PRESENTS that the undersigned officers and directors of Stratasys Ltd., an Israeli company, do hereby constitute and appoint David Reis, Chief Executive Officer, and Erez Simha, Chief Financial Officer, and each of them, their lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said company to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all post-effective amendments and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

       IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ David Reis	Chief Executive Officer (Principal Executive Officer) and Director	September 3, 2013
David Reis
/s/ Erez Simha	Chief Financial Officer (Principal Financial and Accounting Officer)	September 3, 2013
Erez Simha
/s/ S. Scott Crump	Chairman of the Board	September 3, 2013
S. Scott Crump
/s/ Elchanan Jaglom	Chairman of the Executive Committee and Director	September 3, 2013
Elchanan Jaglom
/s/ Edward J. Fierko	Director	September 3, 2013
Edward J. Fierko
/s/ Ilan Levin	Director	September 3, 2013
Ilan Levin
/s/ John J. McEleney	Director	September 3, 2013
John J. McEleney
/s/ Clifford H. Schwieter	Director	September 3, 2013
Clifford H. Schwieter

Signature	Title	Date
/s/ Ziva Patir	Director	September 3, 2013
Ziva Patir
/s/ Eyal Desheh	External Director	September 3, 2013
Eyal Desheh
/s/ Victor Leventhal	External Director	September 3, 2013
Victor Leventhal

AUTHORIZED REPRESENTATIVE IN
THE UNITED STATES:

Stratasys, Inc.

By:	/s/ S. Scott Crump
Name: S. Scott Crump
Title: Chairman of the Board
Date: September 3, 2013

EXHIBIT INDEX

Exhibit Number		Exhibit
4	.1(a)	Amended and Restated Articles of Association of the Registrant (1)
4	.1(b)	Amended and Restated Articles 6, 74 and 77.2.1 of the Articles of Association of the Registrant (2)
4.2		Memorandum of Association of the Registrant (3)
4.3		Specimen ordinary share certificate of the Registrant (4)
4.4		Form of Debt Indenture*
4.5		Form of Debt Securities**
4.6		Form of Ordinary Shares Warrant**
5.1		Opinion of Meitar Liquornik Geva Leshem Tal as to the legality of Stratasys Ltd.’s ordinary shares and warrants being registered*
5.2		Opinion of Cooley LLP as to the enforceability of the debt securities being registered*
12		Statement of Computation of Ratio of Earnings to Fixed Charges*
23.1		Consent of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm*
23.2		Consent of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm*
23.3		Consent of Grant Thornton LLP*
23.4		Consent of Meitar Liquornik Geva Leshem Tal (included in Exhibit 5.1)*
23.5		Consent of Cooley LLP (included in Exhibit 5.2)*
24		Power of Attorney (included on the signature page of this Registration Statement)*
25		Statement of Eligibility of Trustee under the Debt Indenture***

(1)		Incorporated by reference to Annex G to the proxy statement/prospectus included in the Registrant’s Registration Statement on Form F-4 (Commission File No. 333-182025), filed with the Commission on June 8, 2012.
(2)		Incorporated by reference to Appendixes A and B to the proxy statement for the Registrant’s 2013 annual general meeting of shareholders, included as Exhibit 99.1 to the Registrant’s Report of Foreign Private Issuer on Form 6-K (Commission File No. 001-35751), furnished to the Commission on May 24, 2013.
(3)		Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form F-4 (Commission File No. 333-182025), filed with the Commission on June 8, 2012.
(4)		Incorporated by reference to Exhibit 4.1 to Amendment No. 3 to the Registrant’s Registration Statement on Form F-4 (Commission File No. 333-182025), filed with the Commission on August 6, 2012.
*		Filed herewith
**		To be filed by amendment or as an exhibit to a filing with the Commission pursuant to the Exchange Act and incorporated herein by reference, if applicable.
***		To be filed separately under electronic form type 305B2, if applicable.